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Dave Faupel
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Priority Technology Holdings, Inc. to Acquire Finxera to Create the Premier Payments and Banking as a Service Platform

Deal is Immediately Accretive with Pro Forma 2021 Revenue of approximately $540 million and Adjusted EBITDA of approximately $130 million
$300 million of Equity Investments from a combination of funds managed by Ares Management and Finxera Shareholders
Financing Includes Refinancing of Priority Debt to 4.25x

Alpharetta, GA and San Jose, CA – March 08, 2021 –Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority”), a leading payments technology company, and Finxera Holdings, Inc. (“Finxera”), a pioneer in the fintech industry that launched and operated one of the first Banking as a Service (“BaaS”) platforms, today announced they have entered into a definitive agreement to merge. Finxera will operate as a wholly owned subsidiary of Priority. The transaction is expected to close in the third quarter of 2021.

Priority’s omni-channel payments platform supports proprietary and third-party software applications built for businesses of any size. Priority’s offering combines modern cloud infrastructure and operational expertise to deliver unparalleled Payment Infrastructure as a Service (“PIaaS”) to organizations with complex payment operation needs, including low friction merchant boarding, underwriting, risk management, and compliance monitoring. Finxera’s BaaS technology allows for the rapid integration of banking services into business applications to establish and manage bank accounts for the collection, storage, and sending of money. When combined, Priority will offer clients turn-key merchant services, payment facilitation, card issuing, automated payables, virtual banking, and e-wallet tools supported by its best-in-class client service, risk management, underwriting and compliance on a single platform.

“The Finxera acquisition accelerates Priority’s position as a market leader in the convergence of payments and banking as a service” said Tom Priore, Chairman and Chief Executive Officer of Priority. “Our combined platform will be equipped to take and make payments whether on card, ACH, or even blockchain and manage all aspects of payment operations like onboarding, risk, compliance, and client service for our clients. Together we will be a one stop-shop for payments and virtual bank account management that today’s merchants and modern software companies are seeking in order to manage and monetize their payment networks.”
To learn more about the combined technology platform and financial profile please click on the following link.
http://prth.com/assets/Mar-8-IR-Presentation.pdf.

The Company will host a conference call and webcast to discuss the Finxera acquisition. A question-and-answer session will follow.

Monday, March 8, 2021
4:00 pm Eastern Time
Phone: US/Canada: (877) 501-3161 or International: (786) 815-8443

Internet webcast link can be accessed at https://edge.media-server.com/mmc/p/x36gfbdx and will also be posted, along with an accompanying slide presentation, in the “Investor
Relations” section of the Company’s website at www.PRTH.com. An audio replay of the call will be available shortly after the conference call until March 11, 2021 at 7:00 pm Eastern Time. To listen to the audio replay, dial (855) 859-2056 or (404) 537-3406 and enter conference ID number 6988859. Alternatively, you may access the webcast replay in the “Investor Relations” section of the Company’s website at www.PRTH.com.

“Combining with Priority accelerates our original vision to be a disruptive technology in the convergence of payments and banking as a service,” said Sanjoy Goyle, Founder and Chief Executive Officer of Finxera. “We have been hugely impressed with the breadth of Priority’s payments platform, operations, and strategic vision since integrating with the Priority MX platform last year. We look forward to the further combination of the BaaS technology and operations.”

Finxera shareholders, including funds managed by Stone Point Capital LLC (“Stone Point”) and Finxera management team, will retain meaningful equity positions in the combined enterprise, with Goyle and Finxera’s Co-Founder and Chief Technology Officer Praveer Kumar, taking on prominent roles going forward. “We are excited to add Stone Point as a new long-term shareholder of Priority,” said Priore. “Stone Point has an exceptional track record of success as a financial services investor; their ongoing participation will be tremendously valuable to our growing enterprise.”

Financing
The merger financing with Finxera includes up to $50 million of Priority common stock to be issued to certain existing shareholders. Additionally, Priority has executed a commitment from Truist for a total debt facility of $630 million to refinance a portion of Priority’s existing debt, to add a new revolving credit facility and to finance a portion of the Finxera closing.

Simultaneous with entry into the merger agreement, Priority obtained an up to $250 million preferred equity commitment from funds managed by certain affiliates of Ares Management to fund a portion of the refinancing of Priority’s existing credit facilities and the acquisition of Finxera, with the remainder to be used to fund future acquisitions. “We are pleased to continue our relationship with Truist and to expand our relationship with Ares Management and Stone Point Capital,” said Priore.

Pro-Forma Highlights
Based upon forecasted 2021 financial results of Priority and Finxera, the pro forma full year 2021 results of the combined company are expected to be:
•Revenue of approximately $540 million
•Adjusted EBITDA of approximately $130 million
•Free cash flow of approximately $60 million
•Net leverage ratio below 4.25x

Schulte Roth & Zabel served as legal counsel to Priority. Truist Securities served as financial advisor to Finxera and Kramer Levin Naftalis & Frankel LLP served as its legal counsel. Cowen served as sole placement agent in connection with the preferred equity investment by Ares Management.

Use of Non-GAAP Financial Information

Priority supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information, including adjusted EBITDA, free cash flow and net leverage ratio, to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Priority has not provided a reconciliation of the expected adjusted EBITDA, free cash flow or net leverage ratio contribution by Finxera to the comparable GAAP measures because it is unable to quantify certain amounts that would be required to be included in Finxera’s contribution to such comparable measures without unreasonable efforts due to the unavailability of the information needed to calculate reconciling items. In addition, Priority believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The non-GAAP financial measures disclosed by Priority in this press release should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

About Priority Technology Holdings, Inc.
Priority is a leading provider of merchant acquiring, integrated payment software and corporate payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority’s enterprise operates from a purpose-built payments infrastructure that includes tailored customer service offerings and bespoke technology development, allowing Priority to provide end-to-end solutions for payment and payment-adjacent software. Additional information can be found at www.PRTH.com.

About Finxera Holdings, Inc.
Finxera operates the leading BaaS platform that allows enterprises to rapidly incorporate banking and payment services into their applications. Its API driven approach has enabled the integration into one platform all aspects of banking and payments, including account opening, reconciliation, sub account ledgering, ACH, checks, wires, and card issuance. Using the Finxera BaaS, enterprises are able to collect, store and send money in a simple, secure and compliant manner, including those involving complex financial regulatory frameworks.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, expected timing of the closing of the merger with Finxera, the expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, our 2021 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our Securities and Exchange Commission (“SEC”) filings, including our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC on March 30, 2020 and November 13, 2020, respectively. These filings are available online at www.sec.gov or www.PRTH.com.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.